PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
950 Third Avenue, 5th Floor
New York, NY 10022

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
646-429-1809
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

QUARTER HIGHLIGHTS:	Consolidated Revenues up 11%
Marketing Communications Organic Revenue up 9%
Cash EPS of $0.27

NEW YORK, NEW YORK (August 4, 2006) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced its financial results for the periods ended June 30, 2006. During the second quarter of 2006, the Company began accounting for Secure Products International as a discontinued operation. As a result, all consolidated results from continuing operations exclude results from the Secure Card and Secure Paper businesses.

Consolidated revenues for the three months ended June 30, 2006 were $100.1 million, an increase of 10.8% compared to $90.4 million in the same period of 2005. This increase included organic revenue growth of 9.1% for the quarter. Operating income for the second quarter of 2006 was $2.9 million versus $6.0 million reported for the second quarter of 2005. Net loss from continuing operations for the quarter ended June 30, 2006 was ($0.9) million versus income of $0.5 million for the same period in 2005. Diluted loss per share from continuing operations for the second quarter of 2006 was ($0.04) compared to income per share of $0.02 last year.

“We are extremely pleased with another consecutive quarter of strong organic growth as we remain focused on growing our core businesses,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Consolidated revenues for the six months ended June 30, 2006 were $198.2 million, an increase of 20.8% compared to $164.1 million in the same period of 2005. This increase included organic revenue growth of 12.1% for the six months ended June 30, 2006. Operating income for the first half of 2006 was $4.7 million versus $5.6 million reported in the first half of 2005. Net loss from continuing operations for the six months ended June 30, 2006 was ($5.1) million versus ($1.8) million for the same period in 2005. Diluted loss per share from continuing operations for the first half of 2006 was ($0.22) compared to ($0.08) last year.

MDC Partners’ share of EBITDA (as defined) was $6.4 million in the second quarter of 2006 compared with $7.6 million in the second quarter of 2005. MDC Partners’ EBITDA for the first half of 2006 increased to $13.7 million from $8.9 million in the same period in 2005.

Cash earnings per share from continuing operations for the second quarter of 2006 was $0.27 compared with $0.32 in the second quarter of 2005. Cash earnings per share was $0.54 for the first half of 2006, up from $0.45 in the same period of 2005.

“Based on our first half performance we remain confident in our ability to deliver strong results in the second half of 2006. In addition, we continue to make progress on the disposition of our Secure Products International group,” said Steven Berns, President and Chief Financial Officer.

The Company will provide significant additional details on its operations and financial results on its conference call (see details below).

Historical Option Grants

MDC Partners is committed to the highest standards of corporate governance and transparency in its reporting practices and, as such, in July 2006, the Company’s Board of Directors initiated a review by management of the Company’s equity award practices and procedures.  The Company and its Board of Directors are continuing to review this matter. The Company’s current practice for all equity incentive awards requires that any option or similar equity incentive award be approved by the Compensation Committee of the Board of Directors, and for the exercise price to equal the market price of the Company’s stock on the date immediately prior to the grant date. Management’s review indicates that all stock options and other equity incentive awards granted since January 2004 had an exercise price that was not less than the fair market price per share at the time of the grant.  Prior to February 2004, the Company was a Canadian foreign private issuer.

The Company’s review further indicated that during 2001 through 2003, insufficient documentation exists to support specified option grant dates, and the exercise prices were lower than the market prices of the Company’s stock on the dates on which the Company had received written Compensation Committee resolutions to approve the applicable option grants. In a majority of these instances, the original grant date corresponds to the date in the preceding month on which the market price of the Company’s stock was at the monthly low.

The Company’s Option Plan applicable during this period (the “Option Plan”) requires that the exercise price for an option be no lower than the market price on the date of the approval of the grant. The Company’s Option Plan also contains a provision that provides for an automatic cure to the terms of any agreement entered into under the Option Plan that contravenes the Option Plan, any law or regulation. The Company (after consultation with its outside Canadian counsel) has determined that under Canadian law, the self-amending provision operates continuously to cure any instances of non-compliance as they may arise. Therefore, the Company has concluded that in the cases where the exercise price for an option grant was originally established to be less than the market price on the date on which the Company had received written Compensation Committee resolutions to approve the grant, the exercise price of such option is deemed amended by the self-correcting provision to the extent necessary to bring the exercise price into compliance with the provisions of the Option Plan. Accordingly, these options have been deemed amended so that the exercise prices correspond to the market prices on the dates on which the Company had received all signatures from the applicable Committee members to approve the grants.

In all instances in which previously granted options were amended, the exercise price of the amended option is higher than the original exercise price. In total, the aggregate amended exercise price of the options affected by these amendments is approximately $3.5 million greater than the original exercise price payable to the Company pursuant to these options. For further clarification, the foregoing option grant amendments would result in up to an additional $3.5 million that would be received by the Company upon the exercise of amended options. Of this amount, approximately $280,000 is attributable to options that have been previously exercised.

Based on its review, the Company does not expect there will be any material impact to its previously issued financial statements, and the Company does not intend to restate its prior period financial statements.

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss our second quarter results. The conference call will be accessible by dialing 1-416-644-3422 or toll free 1-800-814-4853. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the United States, Canada, Australia and the United Kingdom. Through its partnership of entrepreneurial firms, its Marketing Communications group provides advertising, specialized communication and consulting services to clients. The Secure Products group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's growth. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three and six months ended June 30, 2006 and June 30, 2005; and (2) presenting Cash Earnings per Share for the three and six months ended June 30, 2006 and 2005. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•
the Company’s ability to remain in compliance with its debt agreements, and the Company’s ability to finance its contingent payment obligations when due and payable including, but not limited to, those relating to “put” options rights;

•	risks arising from identified and potential future material weaknesses in internal control over financial reporting;
•	the Company’s ability to retain and attract key employees;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;
•	foreign currency fluctuations; and
•	risks arising from the Company’s historical option grant practices.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenue	$100,138	$90,355	$198,211	$164,067

Operating Expenses
Cost of services sold	60,900	52,480	120,641	99,670
Office and general expenses	31,185	25,544	61,007	48,996
Depreciation and amortization	5,118	6,320	11,900	9,770
	97,203	84,344	193,548	158,436

Operating Income	2,935	6,011	4,663	5,631

Other Income (Expenses)
Other income	509	851	1,073	1,013
Interest expense	(1,780)	(1,802)	(4,431)	(2,625)
Interest income	144	178	258	231
Income from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	1,808	5,238	1,563	4,250

Income Tax Recovery	530	685	1,009	2,019

Income from Continuing Operations Before Equity in
Affiliates and Minority Interests	2,338	5,923	2,572	6,269
Equity in Earnings of Non Consolidated Affiliates	227	91	501	275
Minority Interests in Income of Consolidated Subsidiaries	(3,434)	(5,493)	(8,185)	(8,302)

Income (Loss) From Continuing Operations	(869)	521	(5,112)	(1,758)
Discontinued Operations	(9,634)	(1,485)	(10,524)	(2,989)
Net Loss	($10,503)	($964)	($15,636)	($4,747)

Income (Loss) Per Common Share
Basic:
Continuing Operations	($0.04)	$0.02	($0.22)	($0.08)
Discontinued Operations	(0.40)	(0.06)	(0.44)	(0.13)
Net Loss	($0.44)	($0.04)	($0.66)	($0.21)

Diluted:
Continuing Operations	($0.04)	$0.02	($0.22)	($0.08)
Discontinued Operations	(0.40)	(0.06)	(0.44)	(0.13)
Net Loss	($0.44)	($0.04)	($0.66)	($0.21)

Weighted Average Number of Common Shares:
Basic	23,858,327	23,521,175	23,818,182	22,867,842
Diluted	23,858,327	24,588,226	23,818,182	22,867,842

SCHEDULE 2
MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)
For the Three Months Ended June 30, 2006
	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total

Revenue	$58,192	$20,906	$21,040	-	$100,138

Operating Income (Loss) as Reported	$5,323	$313	$3,682	($6,383)	$2,935

Add:
Depreciation and amortization	3,641	1,126	288	63	5,118
Stock-based compensation	271	6	-	1,530	1,807

EBITDA *	9,235	1,445	3,970	(4,790)	9,860
Less: Minority Interests	(2,657)	(8)	(769)	-	(3,434)

MDC's Share of EBITDA**	$6,578	$1,437	$3,201	($4,790)	$6,426

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
 (US$ in 000s)

For the Three Months Ended June 30, 2005
	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$54,435	$16,159	$19,761	-	$90,355
Operating Income (Loss) as Reported	$7,059	$75	$3,567	($4,690)	$6,011

Add:
Depreciation and amortization	5,192	870	219	39	6,320
Stock-based compensation	8	28	-	769	805
EBITDA*	12,259	973	3,786	(3,882)	13,136

Less: Minority Interests	(4,512)	(12)	(969)	-	(5,493)

MDC's Share of EBITDA**	$7,747	$961	$2,817	($3,882)	$7,643

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)
For the Six Months Ended June 30, 2006
	Marketing Communications Group

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total

Revenue	$118,590	$39,812	$39,809	-	$198,211

Operating Income (Loss) as Reported	$11,591	$883	$4,673	($12,484)	$4,663

Add:
Depreciation and amortization	9,045	2,189	569	97	11,900
Stock-based compensation	491	12	2,338	2,491	5,332

EBITDA *	21,127	3,084	7,580	(9,896)	21,895
Less: Minority Interests	(6,610)	(38)	(1,537)	-	(8,185)

MDC's Share of EBITDA**	$14,517	$3,046	$6,043	($9,896)	$13,710

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
 (US$ in 000s)

For the Six Months Ended June 30, 2005
	Marketing Communications Group

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total

Revenue	$94,112	$32,502	$37,453	-	$164,067

Operating Income (Loss) as Reported	$11,072	$139	$5,203	($10,783)	$5,631

Add:
Depreciation and amortization	7,539	1,724	434	73	9,770
Stock-based compensation	16	55	-	1,725	1,796

EBITDA*	18,627	1,918	5,637	(8,985)	17,197
Less: Minority Interests	(6,649)	(13)	(1,640)	-	(8,302)

MDC's Share of EBITDA**	$11,978	$1,905	$3,997	($8,985)	$8,895

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation

SCHEDULE 4

MDC PARTNERS INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING
OPERATIONS TO CASH EARNINGS PER SHARE
(US$ in 000s)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Net Income (Loss) from Continuing Operations	($869)	$521	($5,112)	($1,758)
Depreciation & Amortization	5,531	6,648	12,724	10,358
Stock Based Compensation	1,807	805	5,332	1,796
Cash Earnings	$6,469	$7,974	$12,944	$10,396

Diluted Shares	23,858	24,588	23,818	22,868

Cash EPS	$0.27	$0.32	$0.54	$0.45

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	June 30,	December 31,
	2006	2005

Assets
Current Assets:
Cash and cash equivalents	$5,182	$12,923
Accounts receivable, net	116,376	117,319
Expenditures billable to clients	14,712	7,838
Inventories	-	10,359
Prepaid expenses	4,537	4,401
Other current assets	542	356
Assets held for sale	24,211	-
Current Assets	165,560	153,196

Fixed assets, net	39,699	63,528
Investment in affiliates	11,059	10,929
Goodwill	197,921	195,026
Other intangible assets	50,999	57,139
Deferred taxes	16,973	16,057
Other assets	11,037	11,440
Assets held for sale	22,955	-

Total Assets	$516,203	$507,315

Liabilities and Shareholders' Equity
Current Liabilities:
Short term debt	$940	$3,739
Revolving credit facilty	71,500	73,500
Accounts payable	76,454	63,452
Accrued and other	72,368	69,891
Advance billings	32,360	38,237
Current portion of long term debt	1,242	2,571
Deferred acquisition consideration	1,001	1,741
Liabilities related to assets held for sale	14,268	-
Total Current Liabilities	270,133	253,131

Long-term debt	5,157	8,475
Convertible notes	40,315	38,694
Other liabilities	6,815	7,937
Deferred taxes	2,333	2,446
Laibilities related to assets held for sale	1,993	-
Total Liabilities	326,746	310,683

Minority Interests	45,984	44,484

Shareholders' Equity:
Common stock	183,199	178,590
Share capital to be issued	-	4,209
Additional paid in capital	24,726	20,028
Accumulated deficit	(68,711)	(53,075)
Accumulated other comprehensive income	4,259	2,396
Total Shareholders' Equity	143,473	152,148

Total Liabilities and Shareholders' Equity	$516,203	$507,315